                                                                    EXHIBIT 10.1



                             DEMAND PROMISSORY NOTE


$5,000,000                                                        March 23, 2000


                  FOR VALUE RECEIVED, PURCHASESOFT, INC, a Delaware corporation ("Borrower"), promises to pay to the order of L-R GLOBAL PARTNERS, L.P., a New York limited partnership ("Lender"), at such place as the holder hereof may designate, in lawful money of the United States of America, the principal sum of Five Million Dollars ($5,000,000), plus interest as hereinafter provided, on demand. This Note shall bear interest on the unpaid principal amount hereof at the rate of 6% per annum; PROVIDED, that interest shall accrue at the rate of 8% per annum on any principal or accrued interest that is not paid within five days of written demand, from the date of such demand until the date of payment.

                  Borrower waives presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note. No delay by the holder hereof in exercising any power or right in respect of this Note shall operate as a waiver of such or any other power or right.

                  Borrower may at any time prepay in whole or in part, from time to time, the outstanding principal amount all of this Note, together with accrued interest to date of payment on the principal amount so prepaid.

                  Borrower shall pay the holder hereof all costs and expenses of collection of this Note, including without limitation reasonable attorneys' fees.

                  This Note shall be deemed to be made under and shall be construed in accordance with and governed by the laws of the State of New York.

                                        PURCHASESOFT, INC.


                                        By /s/  Jeffrey Pinkerton
                                           ------------------------
                                             Jeffrey Pinkerton
                                             President and CEO